Exhibit 16.1

June 6, 2006

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

         Re:      Green Mountain Capital, Inc.
                  Commission File No. 000-14883

Commissioners:

We have read the statements made by Green Mountain Capital, Inc., which we understand will be filed with the United States Securities and Exchange
Commission, pursuant to Item 4.01 of Form 8-K, as part of Green Mountain Capital, Inc. Form 8-K report dated May 12, 2006. We agree with the statements concerning our Firm in Item 4.01 of such Form 8-K.

Very truly yours,


/s/ Robison, Hill & Co.
Certified Public Accountants